Exhibit 1.1

$600,000,000

Prudential Financial, Inc.

8.875% Fixed-to-Floating Rate Junior Subordinated Notes due 2068

Underwriting Agreement

June 12, 2008

J.P. Morgan Securities Inc.

Morgan Stanley & Co. Incorporated

    As Representatives of the

    several Underwriters listed

    in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Morgan Stanley & Co. Incorporated

1585 Broadway, 29th Floor

New York, NY 10036

Ladies and Gentlemen:

Prudential Financial, Inc., a New Jersey corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as representatives (the “Representatives”), $600,000,000 principal amount of its 8.875% Fixed-to-Floating Rate Junior Subordinated Notes due 2068 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of June 17, 2008 (the “Base Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, to be dated as of June 17, 2008 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, as defined under Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), on Form S-3 (File Nos. 333-132469, 333-132469-01 and 333-132469-02), including a prospectus (the “Base Prospectus”), relating to securities, including the Securities, to be issued from time to time by the Company. Such registration statement, as amended as of its most recent effective date, is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any preliminary prospectus supplement specifically relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus, and the term “Prospectus” means the prospectus supplement specifically relating to the Securities, together with the Base Prospectus, in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the most recent effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Base Prospectus, a Preliminary Prospectus dated June 12, 2008, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto as constituting part of the Time of Sale Information. The final term sheet relating to the Securities in substantially the form of Annex C hereto is referred to herein as the “Final Term Sheet.”

2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.714% of the principal amount thereof plus accrued interest, if any, from June 12, 2008 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at 10:00 A.M., New York City time, on June 17, 2008, or at such other time on the same or such other date,

not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except to the extent that the failure to be so qualified would not have, individually or in the aggregate, a material adverse effect on the business, management, financial position, shareholders’ equity or results of operations (in each case considered on a U.S. generally accepted accounting principles (“GAAP”) basis) of the Company and its subsidiaries, considered as a whole (a “Material Adverse Effect”); and The Prudential Insurance Company of America, a New Jersey stock life insurance company (the “Principal Subsidiary”), has been duly incorporated and is validly existing as a stock life insurance company in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except to the extent that the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect.

(ii) The Securities have been duly authorized by the Company, and, when the Securities are issued and delivered pursuant to this Agreement, the Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement was duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and delivered by the Company, will constitute a valid and legally binding instrument of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Indenture and the Securities will conform, in all material respects, to the descriptions thereof contained in the Time of Sale Information and the Prospectus; and this Agreement has been duly authorized, executed and delivered by the Company.

(iii) The Company has an authorized capitalization as set forth in the Time of Sale Information and the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Time of Sale Information and the Prospectus; and, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are authorized or outstanding.

(iv) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from any Preliminary Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Representatives specifically for inclusion therein.

(v) The Time of Sale Information, as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Representatives specifically for inclusion therein.

(vi) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made and will not make any offer to sell or solicitation of an offer to buy the Securities that would constitute an “Issuer Free Writing Prospectus” without the prior consent of the Representatives other than the documents listed in Annex B hereto as constituting the Time of Sale Information for which the Company has received such consent. Each such Issuer Free Writing Prospectus complied or complies in all material respects with the Securities Act, and has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby).

(vii) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) the information contained in or omitted from the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Representatives specifically for inclusion therein.

(viii) The documents incorporated by reference in the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ix) The consolidated financial statements of the Company and its subsidiaries, together with the related schedules, notes and supplemental information, set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, comply in all material respects with the requirements of the Securities Act and the Exchange Act and interpretations thereof, as applicable, and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with GAAP at the respective dates or for the respective periods to which they apply; such statements and related schedules, notes and supplemental information have been prepared in accordance with GAAP consistently applied throughout the periods involved, except for any normal year-end adjustments and except as described therein.

(x) PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the rules and regulations thereunder.

(xi) Other than litigation (none of which is reasonably likely to be material) incidental to the kinds of business conducted by the Company and its subsidiaries, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, other than as set forth in the Time of Sale Information and the Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than as set forth in the Time of Sale Information and the Prospectus.

(xii) None of the Company or any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information and the Prospectus any loss or interference with its business that is, individually or in the aggregate, material to the Company and its subsidiaries, considered as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance (excluding, for the avoidance of doubt, any insurance underwriting losses of the Company or its subsidiaries), or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus; and, since the date as of which information is given the Time of Sale Information and the Prospectus, there has not been any material decrease in the capital or surplus of the Company, any material decrease in the capital stock of the Company or any material increase in the consolidated long-term debt of the Company (other than as a result of the sale of (i) Securities, (ii) notes issued pursuant to the Company’s Medium-Term Note program, Retail Medium-Term Note Program, Euro Medium-Term Note Programme or InterNotes® retail note program, (iii) notes issued pursuant to the Commercial Paper Program of either the Company or Prudential Funding,

LLC, (iv) equity securities issued in connection with the Company’s Floating Rate Convertible Senior Notes due 2036, (v) equity securities issued in connection with the Company’s Floating Rate Convertible Senior Notes due 2037, or (vi) the Japanese Yen Bonds – First Series (2008), Japanese Yen Bonds – Second Series (2008) and Japanese Yen Floating Bonds – First Series (2008) of the Company), or any material adverse change, or any development that will involve a prospective material adverse change, in or affecting the business, financial condition or results of operations of the Company and its subsidiaries considered as a whole (a “Material Adverse Change”), otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus.

(xiii) Neither the Company nor any of its subsidiaries is in violation of its Amended and Restated Certificate of Incorporation or By-laws or other organizational documents or instruments.

(xiv) Neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which violation or default would have, individually or in the aggregate, a Material Adverse Effect.

(xv) The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such conflict, breach, violation or default would not have, individually or in the aggregate, a Material Adverse Effect; nor will any such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or By-laws of the Company or the organizational documents of any of its subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except where such violation (other than with respect to the provisions of the Amended and Restated Certificate of Incorporation or By-laws of the Company) would not have, individually or in the aggregate, a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental or public regulatory body or authority is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except (i) for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable state securities or Blue Sky laws of any jurisdiction in which the Securities are offered and sold in connection with the purchase and distribution of the Securities by the Underwriters or (ii) where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have, individually or in the aggregate, a Material Adverse Effect.

(xvi) As of the date of this Agreement, neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xvii) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus, will not be, an “investment company,” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”).

(xviii) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

(xix) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(xx) The statements in the Preliminary Prospectus and the Prospectus under the headings “Description of the Junior Subordinated Notes,” “Description of the Replacement Capital Covenant,” and “Material United States Federal Income Tax Consequences” fairly summarize the matters therein described.

(xxi) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities. The Company will pay the required Commission filing fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(b) Delivery of Copies. The Company will deliver, without charge, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, using or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, use or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object; provided that the foregoing requirement shall not apply to any of the Company’s periodic filings with the Commission pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use promptly its commercially reasonable efforts to obtain the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) if in the discretion of the Company it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) if in the discretion of the Company or the Representatives it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will endeavor, in cooperation with the Representatives, to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders as soon as practicable, but in any event no later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

(i) Clear Market. During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the Securities.

(j) Conflicts with Registration Statement. The Company agrees that each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in the next sentence, did not, and does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, as then amended or supplemented. The Company further agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus, if not amended, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus, as then amended or supplemented, or would include any untrue statement of material fact or omit to state any material fact necessary in order to make the statement therein, in light of the circumstances in which they were made, not misleading, the Company will give prompt notice thereof to the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Representatives specifically for inclusion therein.

(k) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(l) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that constitutes or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not made and will not make any offer relating to the Securities that constitutes or would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) required to be filed (i) by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act, other than the information contained in the Final Term Sheet, or (ii) by such Underwriter pursuant to Rule 433(d)(1)(ii) under the Securities Act, in each case without the prior consent of the Company, and that Annex B will include all such free writing prospectuses for which the Underwriters have received such consent.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c) It will, pursuant to reasonable procedures developed in good faith, (i) retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act and (ii) file any free writing prospectus used or referred by it as set forth in Rule 433(d)(1)(ii) under the Securities Act.

(d) The Underwriters further represent the following:

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of the Securities may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the Securities that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of Securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of the Securities located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The Company has not authorized and does not authorize the making of any offer of the Securities through any financial intermediary on their behalf, other than offers made by the Underwriters with a view to the final placement of the Securities as contemplated in this Agreement. Accordingly, no purchaser of the Securities, other than the Underwriters, is authorized to make any further offer of the Securities on behalf of the Company or the Underwriters.

United Kingdom

The Prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on the Prospectus or any of its contents. Any investment activity to which the Prospectus relates is available in the United Kingdom only to relevant persons, and will be engaged in only with such persons.

France

Neither the Prospectus nor any other offering material relating to the Securities described in the Prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither the Prospectus nor any other offering material relating to the Securities has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the Securities to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D. 411-4, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties.

The Securities may only be resold directly or indirectly to the public in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Italy

The offering of the Securities has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, or the “CONSOB”) and, accordingly, the Securities may not and will not be offered, sold or delivered, nor may or will copies of the Prospectus or any other documents relating to the Securities, be distributed in Italy, other than to qualified investors (investitori qualificati), as defined (i) in Article 2, paragraph (e)(i) to (iii) of the Prospectus Directive (with the exception of (a) management companies (società di gestione del risparmio) authorized to manage individual portfolios on behalf of third parties and (b) fiduciary companies (società fiduciarie) authorized to manage individual portfolios pursuant to Article 60(4) of the Legislative Decree No. 415 of July 23, 1996, as amended) or (ii) pursuant to another exemption from the requirements of Articles 94 et seq. of Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Finance Law”) and CONSOB Regulation No. 11971 of May 14, 1999 (“Regulation No. 11971”).

Any offer, sale or delivery of the Securities or distribution of copies of the Prospectus, or any other document relating to the Securities, in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be:

•

made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), the Italian Finance Law, Regulation No. 16190, and any other applicable laws and regulations;

•	in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and

•	in compliance with any other applicable notification requirement or limitation which may be imposed upon the offer of the Securities by the CONSOB or the Bank of Italy.

The Prospectus and the information contained therein are intended only for the use of its recipient and are not to be distributed to any third-party resident or located in Italy for any reason. No person resident or located in Italy other than the original recipients of the Prospectus may rely on it or its contents.

Article 100-bis of the Italian Finance Law affects the transferability of the Securities in the Republic of Italy to the extent that any placing of the Securities is made solely with qualified investors and such Securities are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placing. Where this occurs, if a prospectus compliant with the Prospectus Directive has not been published, purchasers of Securities who are acting outside of the course of their business or profession may in certain circumstances be entitled to declare such purchase void and to claim damages from any authorized person at whose premises the Securities were purchased, unless an exemption provided for under the Italian Finance Law applies.

In addition to the above (which shall continue to apply to the extent not inconsistent with the implementing measures of the Prospectus Directive in Italy), after the implementation of the Prospectus Directive in Italy, the restrictions, warranties and representations set out under the heading “European Economic Area” above shall apply to Italy.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, there shall not have occurred any downgrading nor shall any notice have been given of (i) downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change with possible negative implications in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

(d) No Material Adverse Change. No event or condition of a type described in Section 3(xii) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of any Senior Vice President or any Vice President, and the Treasurer or any Assistant Treasurer of the Company to the effect that (i) the representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (ii) since the respective dates as of which information is given in the Time of Sale Information and the Prospectus, as then amended or supplemented, there has not been any material change in the stockholders’ equity or long-term debt of the Company (other than as a result of the sale of (u) the Securities, (v) notes issued pursuant to the Company’s Medium-Term Note program, Retail Medium-Term Note program, Euro Medium-Term Note Programme or InterNotes® retail note program, (w) notes issued pursuant to the Commercial Paper Program of either the Company or Prudential Funding, LLC, (x) equity securities issued in connection with the Company’s Floating Rate Convertible Senior Notes due 2036, (y) equity securities issued in connection with the Company’s Floating Rate Convertible Senior Notes due 2037, or (z) the Japanese Yen Bonds – First Series (2008), Japanese Yen Bonds – Second Series (2008) and Japanese Yen Floating Bonds – First Series (2008) of the Company), or any Material Adverse Change, or any development which will involve a prospective Material Adverse Change, and (iii) the conditions set forth in paragraphs (a), (c) and (d) above have been satisfied.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Company. The Representatives shall have received the opinion or opinions of corporate and tax counsel for the Company, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter against any and all losses, claims, damages and liabilities (and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any action or claim as to which it is entitled to indemnification hereunder as such expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: (i) the initial public offering price, (ii) the names of the Underwriters on the cover pages of the Preliminary Prospectus and the Prospectus and (iii) under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus, (A) the list of Underwriters, (B) the fourth paragraph related to concessions and reallowances and (C) the seventh and eighth paragraphs related to stabilization and syndicate covering transactions.

(c) Notice and Procedures. Promptly after receipt of notice of the commencement of any action by any person in respect of which indemnification may be sought pursuant to paragraph (a) or (b) above, such person (the “Indemnified Person”), shall, if a claim in respect thereof is to be made against the person against whom such indemnification may be sought under such paragraph (the “Indemnifying Person”), notify the Indemnifying Person in writing of the commencement thereof; but the omission so to notify the Indemnifying Person shall not relieve it from any liability which it may have to any Indemnified Person otherwise than under such paragraph. In case any such action shall be brought against any Indemnified Person and it shall notify the Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the Indemnifying Person) and, after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person under such paragraph for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Person (or such other release of the Indemnified Person as shall be satisfactory to the Indemnified Person) from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such

Indemnified Person as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law or if the Indemnified Person failed to give the notice required under paragraph (c) above, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to affiliates of the Underwriters and to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Preliminary Prospectus or the Prospectus as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated by the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) since the date as of which information is given in the Time of Sale Information and the Prospectus, any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business; (ii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange or market; (iii) the suspension of trading of the Company’s securities by the New York Stock Exchange, the Commission, or any other governmental authority; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Representatives materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by United States, New York State or New Jersey State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or other relevant jurisdiction; (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representatives has a material adverse effect on the securities markets in the United States, or (vii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the sole judgment of the Representatives, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder (the “Defaulted Securities”), the non-defaulting Underwriters may in their discretion arrange for the purchase of the Defaulted Securities by one or more of the non-defaulting Underwriters or any other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of the Defaulted Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase the Defaulted Securities on such terms. If other persons become obligated or agree to purchase the Defaulted Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the

Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Defaulted Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Defaulted Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of the Defaulted Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of the Defaulted Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Defaulted Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Defaulted Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Defaulted Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing, reproduction, delivery to or at the direction of the Representatives and filing under the Securities Act of the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto); (iii) the costs of reproducing and distributing each of this Agreement, the Securities, the Indenture and the Replacement Capital Covenant; (iv) the fees and expenses of the Company's counsel and independent accountants; (v) the fees and expenses incurred in connection with the qualification of the Securities under the laws of such jurisdictions as the Representatives may designate

(including the reasonable fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (viii) if required, all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the Indemnified Persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-834-6081); Attention: Investment Grade Syndicate Desk and Morgan Stanley & Co. Incorporated, 1585 Broadway, 29th Floor, New York, NY 10036, (fax: 212-507-8999); Attention: Investment Banking Division. Notices to the Company shall be given to it at 751 Broad Street, 23rd Floor, Newark, New Jersey 07102, (fax: 973-802-5267); Attention: Jonathan Hunt, Senior Vice President & Assistant Treasurer.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PRUDENTIAL FINANCIAL, INC.

By:	/s/ JONATHAN P. HUNT
Name:	Jonathan P. Hunt
Title:	Assistant Treasurer

Accepted: June 12, 2008

J.P. MORGAN SECURITIES INC.

By	/s/ STEPHEN L. SHEINER
Authorized Signatory
Stephen L. Sheiner
Vice President

MORGAN STANLEY & CO. INCORPORATED

By	/s/ YURIJ SLYZ
Authorized Signatory

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities Inc.	$180,000,000
Morgan Stanley & Co. Incorporated	180,000,000
Wachovia Capital Markets, LLC	60,000,000
Citigroup Global Markets Inc.	30,000,000
Credit Suisse Securities (USA) LLC	30,000,000
Goldman, Sachs & Co.	30,000,000
Lehman Brothers Inc.	30,000,000
UBS Securities LLC	30,000,000
BMO Capital Markets Corp.	5,000,000
BNP Paribas Securities Corp.	5,000,000
BNY Capital Markets, Inc.	5,000,000
Greenwich Capital Markets, Inc.	5,000,000
Loop Capital Markets, LLC	5,000,000
The Williams Capital Group, L.P.	5,000,000

Total	$600,000,000

Annex A

Form of Opinion of Counsel for the Company

(1)	The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and no order suspending the effectiveness of the Registration Statement has been issued , no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and, to the knowledge of such counsel, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering has been initiated or threatened by the Commission.

(2)	The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New Jersey. The Company has power and authority, corporate and other, to conduct its business as described in the Time of Sale Information and the Prospectus, and to enter into and perform its obligations under this Agreement and the Securities.

(3)	Prudential Holdings, LLC has been duly organized and is an existing limited liability company in good standing under the laws of the State of New Jersey; and (B) The Prudential Insurance Company of America has been duly organized and is an existing stock life insurance company in good standing under the laws of the State of New Jersey.

(4)	To the extent that each of The Gibraltar Life Insurance Company, Ltd. and The Prudential Life Insurance Company, Ltd. is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, each subsidiary has been duly incorporated and is an existing Japanese kabushiki kaisha in good standing under the laws of Japan.

(5)	This Agreement has been duly authorized, executed and delivered by the Company. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(6)	The issuance and sale of the Securities in an aggregate principal amount of up to $600,000,000 have been authorized by the Company. The Securities have been duly executed and delivered by, and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(7)	Such counsel does not know of any litigation or governmental proceeding instituted or threatened against the Company or any of its consolidated subsidiaries that would be required to be described in the Time of Sale Information and the Prospectus, and is not so described; and, to such counsel’s knowledge, no legal or governmental proceeding is pending or is currently being threatened challenging the offering of the Securities by the Underwriters that would be required to be described in the Time of Sale Information and the Prospectus, and is not so described.

(8)	No authorization, decree, approval, consent, order registration or qualification of or with any court or governmental authority, agency or official is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, the Indenture or the Securities, or in connection with the offering, issuance or sale of the Securities or the consummation of any of the transactions contemplated therein, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities or “Blue Sky” laws (as to which counsel need express no opinion).

(9)	The execution and delivery of this Agreement, the Indenture and the Securities, and the consummation by the Company of the transactions contemplated therein, and compliance by the Company with its obligations thereunder will not result in a breach of, or default under, any material contract, indenture, mortgage, loan agreement, note, lease or other material agreement or instrument known to such counsel (after due inquiry and investigation) to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of any New York, New Jersey or United States federal statute or law or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company or any of its properties, except (other than with respect to the provisions of the Amended and Restated Certificate of Incorporation and By-Laws of the Company) to the extent that such breach, default or violation would not have individually or in the aggregate a Material Adverse Effect; provided, however, that for purposes of this opinion (9), such counsel need not express any opinion with respect to federal and state securities laws, other antifraud laws or fraudulent transfer laws.

(10)

(A) To such counsel’s knowledge, each of the Company, and, to the extent that each of the following entities is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, each of Prudential Holdings, LLC and the Principal Subsidiary is registered in all capacities with each federal, state, local or other governmental authority and is registered with, a member of, or a participant in, each self-regulatory organization, in each case, as is necessary to conduct its business as described in or contemplated by the Time of Sale Information and the Prospectus except as set forth in the Time of Sale Information and the Prospectus, except where failure to be so registered would not have, individually or in the aggregate, a Material Adverse Effect; (B) to such counsel’s knowledge, all such registrations and memberships are in full force and effect and neither the Company nor any of its subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such registrations or memberships, except as set forth in the Time of Sale Information and the Prospectus and except as would not have, individually or in the aggregate, a Material Adverse Effect; and (C) to such counsel’s knowledge, each of the Company and its subsidiaries is in compliance with all applicable laws, rules, regulations, orders, By-Laws and similar requirements in connection with such registrations or memberships, as the case may be, except as set forth in the Time of Sale Information and the Prospectus and except as would not have, individually or in the aggregate, a Material Adverse Effect.

(11)	To such counsel’s knowledge, and, to the extent that each of the following entities is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, (A) each of The Gibraltar Life Insurance Company, Ltd. and The Prudential Life Insurance Company, Ltd. is registered with the Japanese Financial Supervisory Authority; (B) such registration is in full force and effect and neither The Gibraltar Life Insurance Company, Ltd. nor The Prudential Life Insurance Company, Ltd. has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such registration, except as set forth in the Time of Sale Information and the Prospectus and except as would not have, individually or in the aggregate, a Material Adverse Effect; and (C) each of The Gibraltar Life Insurance Company, Ltd. and The Prudential Life Insurance Company, Ltd. is in compliance with all applicable laws, rules, regulations, orders, By-Laws and similar requirements in connection with such registration, except as set forth in the Time of Sale Information and the Prospectus and except as would not have, individually or in the aggregate, a Material Adverse Effect.

(12)	The Securities and the Indenture conform in all material respects to the descriptions thereof in the Time of Sale Information and the Prospectus. The statements set forth under the headings “Description of the Notes” and “Description of the Replacement Capital Covenant” in the Preliminary Prospectus and the Prospectus, insofar as such statements purport to summarize certain provisions of the Indenture and the Replacement Capital Covenant, provide a fair summary of such provisions.

(13)	The Company has the authorized capitalization set forth in the Time of Sale Information and the Prospectus and all its outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

(14)

Subject to the limitations, qualifications and assumptions set forth in the Preliminary Prospectus and the Prospectus, the statements in the discussion under the heading “Material United States Federal Income Tax Considerations” in the Preliminary

Prospectus and the Prospectus, to the extent they constitute matters of United States federal income tax law or legal conclusions with respect thereto, are correct in all material respects.

In rendering such opinion, such counsel may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the laws of the State of New Jersey and that such counsel is expressing no opinion as to the effect of the laws of any other jurisdiction; that, as to certain factual matters, such counsel has relied upon certificates of officers of the Company and its subsidiaries and certificates of public officials and other sources believed by such counsel to be responsible; and that such counsel has assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the form thereof examined by such counsel, and that the signatures on all documents examined by such counsel (or members of the Company’s legal department) are genuine (assumptions that such counsel has not independently verified). In addition, such counsel may state that such counsel has examined or caused to be examined under such counsel’s direction certificates of public officials, and copies, certified or otherwise identified to such counsel’s satisfaction, of such corporate documents and records of the Company, and of such other records, certificates, documents and other instruments, as such counsel has deemed relevant and necessary or appropriate as a basis for such opinion. Such counsel may also state that such counsel has consulted with certain attorneys in the Company’s Law Department and has relied, to the extent such counsel deemed such reliance proper, upon certificates of officers of the Company with respect to the accuracy of material factual matters that were not independently established.

Such counsel also may state that to the extent any of the opinions in this Annex A involve the law of Japan, such counsel has relied with your permission on the opinion of the opinion of the Chief Legal Officer of each of The Gibraltar Life Insurance Company, Ltd. and The Prudential Life Insurance Company, Ltd., addressed to the Representatives.

In addition, such counsel shall confirm that, on the basis of such counsel’s own knowledge and knowledge such counsel has gained from attorneys in the Company’s law department, with whom such counsel has consulted for the purpose of preparing the Company’s disclosure documents incorporated by reference in the Registration Statement and the Prospectus, considered in the light of such counsel’s understanding of the applicable law and experience such counsel has gained through such counsel’s practice in this field, (i) the Registration Statement, as of its most recent effective date determined pursuant to Rule 430B(f)(2) under the Securities Act, and the Prospectus, as of the date thereof and as of the Closing Date, appeared or appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and (ii) nothing has come to such counsel’s attention that has caused such counsel to believe that (x) the Registration Statement, as of its most recent effective date determined pursuant to Rule 430B(f)(2) under the Securities Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (y) the Time of Sale Information, as amended or supplemented at the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (z) the Prospectus, as of the date thereof and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel may also state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus are such, however, that (except to the extent expressly set forth in numbered paragraphs 12 and 14) such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus. Such counsel may state that he or she does not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement, the Time of Sale Information or the Prospectus, or as to the statement of the eligibility of the Trustee under the Indenture under which the Securities are being issued.

The opinion of counsel described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex B

Time of Sale Information

Final Term Sheet, dated June 12, 2008.

Annex C

PRUDENTIAL FINANCIAL, INC.

Final Term Sheet

Dated June 12, 2008

$600,000,000

8.875% Fixed-to-Floating Rate Junior Subordinated Notes due 2068

Issuer:	Prudential Financial, Inc.

Securities:	8.875% Fixed-to-Floating Rate Junior Subordinated Notes due 2068

Principal Amount:	$600,000,000

Denominations:	Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Scheduled Maturity Date:	June 15, 2038

Final Maturity Date:	June 15, 2068

Interest Rate and Interest Payment Dates during Fixed-Rate Period:	8.875%, accruing from and including June 17, 2008 to but excluding June 15, 2018, payable semi-annually in arrears on each June 15 and December 15, commencing December 15, 2008.

Interest Rate and Interest Payment Dates during Floating-Rate Period:	Three-month LIBOR plus 5.00%, accruing from and including June 15, 2018, payable quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing September 15, 2018, or if any such day is not a Business Day, the following Business Day.

Day Count Convention:	30/360 during the Fixed-Rate Period and Actual/360 during the Floating-Rate Period

Reference Treasury Benchmark:	3.875% due May 15, 2018

Treasury Rate:	4.219%

Spread to Benchmark Treasury:	470 basis points (4.70%)

Redemption at Par:	On or after June 15, 2018, the notes are redeemable at 100% of the principal amount of the notes being redeemed, plus any accrued and unpaid interest.

Redemption at Make-Whole:	Prior to June 15, 2018, the notes are redeemable, in whole or in part, at any time at the greater of (i) 100% of the principal amount of the notes being redeemed and (ii) the present value of a principal payment on June 15, 2018 and scheduled payments of interest that would have accrued from the redemption date to June 15, 2018 on the notes being redeemed, discounted to the redemption date on a semi-annual basis at a discount rate equal to the Treasury Rate plus 75 basis points, in each case plus any accrued and unpaid interest to the redemption date.

Redemption for Tax Event or Rating Agency Event:	Prior to June 15, 2018, the notes are redeemable in whole upon of the occurrence of a “tax event” or “rating agency event” (as defined in the Preliminary Prospectus Supplement) at the greater of (i) 100% of the principal amount of the notes being redeemed and (ii) the present value of a principal payment on June 15, 2018 and scheduled payments of interest that would have accrued from the redemption date to June 15, 2018 on the notes being redeemed, discounted to the redemption date on a semi-annual basis at a discount rate equal to the Treasury Rate plus 87.5 basis points, in each case plus any accrued and unpaid interest to the redemption date.

Replacement Capital Covenant:	Any repayment, redemption, defeasance or purchase of the notes by the Company prior to June 15, 2048 will be subject to the terms of the replacement capital covenant described in the preliminary prospectus supplement.

Offering Price:	99.714%

Proceeds to the Issuer before Commissions and Expenses:	$598,284,000

Pricing Date:	June 12, 2008

Settlement Date:	June 17, 2008 (T+3)

CUSIP/ISIN:	744320AK8/US744320AK85

Anticipated Security Ratings:

Moody’s Investors Service: Baa1

Standard & Poor’s: A-

The rating of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Joint Structuring Advisors:	J.P. Morgan Securities Inc. Morgan Stanley & Co. Incorporated

Joint Book-Running Managers:	J.P. Morgan Securities Inc. Morgan Stanley & Co. Incorporated Wachovia Capital Markets, LLC

Senior Co-Managers:	Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC Goldman, Sachs & Co. Lehman Brothers Inc. UBS Securities LLC

Junior Co-Managers:	BMO Capital Markets Corp. BNP Paribas Securities Corp. BNY Mellon Capital Markets, LLC Greenwich Capital Markets, Inc. Loop Capital Markets, LLC The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. collect at 1-212-834-4533 or Morgan Stanley & Co. Incorporated toll free at 1-866-718-1649.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

34